EXHIBIT 16.1
August 11, 2005
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:
We have read the statements made by CTS Corporation Retirement Savings Plan (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of CTS Corporation Retirement Savings Plan’s Form 8-K report dated July 26, 2005. We agree with the statements concerning our Firm in such Form 8-K.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP